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                                  EXHIBIT 24.1
                       CONSENT OF DELOITTE AND TOUCHE LLP


INDEPENDENT AUDITOR'S CONSENT


ProCyte Corporation

We consent to the incorporation by reference in this Registration Statement of ProCyte Corporation on Form S-8 of the report of Deloitte & Touche LLP dated February 14, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of ProCyte Corporation for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP
Seattle, Washington
June 1, 1995



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